Certificate of Amendment
                                     to the
                              Certificate of Trust
                                       of
                 Credit Suisse Warburg Pincus Opportunity Funds
                                       and
                          Certificate of the Secretary

      The undersigned Secretary of Credit Suisse Warburg Pincus Opportunity Funds (the "Fund"), a Delaware business trust governed by a written Agreement and Declaration of Trust (the "Declaration of Trust") dated May 31, 1995 that was duly executed and filed with the office of the Secretary of the State of Delaware on May 31, 1995, which was amended by Certificates of Amendment dated January 29, 1999, July 21, 2000 and January 17, 2001, DOES HEREBY CERTIFY THAT:

      FIRST: On February 1, 2001, the Trustees of the Trust, pursuant to Section
11.3 of the Declaration of Trust, duly adopted an amendment to the Fund's Declaration of Trust whereby Section 2.1 was amended, in its entirety, to read:
2.1 Number and Qualification. Prior to a public offering of Shares, there may be a sole Trustee and thereafter, the number of Trustees shall be no less than three or more than nine, provided, however, that the number of trustees may be increased or decreased by a written instrument signed by a majority of the Trustees then in office. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age at the time of nomination and not under any legal disability. Trustees need not own Shares and may succeed themselves in office;

and

      SECOND: That the amendment to the Fund's Declaration of Trust will not be effective until the filing date with the State of Delaware of this Certificate of Amendment.

      IN WITNESS WHEREOF the undersigned has executed this certificate on this 6th day of February, 2001.

                                                /s/ Martin Jaffe
                                                -----------------------------
                                                Martin Jaffe
                                                Secretary

STATE OF NEW YORK )
                 ss:
COUNTY OF NEW YORK)

      On this 6th day of February, 2001 before me personally came Martin Jaffe to me known, who being duly sworn by me, did depose and say that he is Secretary of Credit Suisse Warburg Pincus Opportunity Funds, a trust organized under the laws of the State of Delaware, the trust described in the foregoing instrument; that he knows the seal of said trust; that the seal affixed to said instrument is such trust seal; that it was so affixed by order of the trustees of said trust, and that he signed his name thereto by order.


                                                /s/ Bonnie Melamed
                                                -----------------------------
                                                    Notary Public